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                                                                     EXHIBIT 5.1

[Kilpatrick Stockton Logo]                               Kilpatrick Stockton LLP
                                                   Suite 2800 1100 Peachtree St.
                                                           Atlanta GA 30309-4530
                                                   t 404 815 6500 f 404 815 6555
                                                      www.KilpatrickStockton.com

May 17, 2005

Emageon Inc.
1200 Corporate Drive, Suite 200
Birmingham, Alabama  35242

                       RE: FORM S-8 REGISTRATION STATEMENT

Ladies and Gentlemen:

      We have acted as counsel for Emageon Inc., a Delaware corporation (the "Company"), in the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") relating to the Emageon Inc. 2005 Equity Incentive Plan, the Emageon Inc. 2005 Non-employee Director Stock Incentive Plan, the Emageon, Inc. 2000 Equity Incentive Plan, the Imageon Solutions, Inc. 2000 Equity Incentive Plan and the Ultravisual Medical Systems Corporation 2000 Stock Option Plan (collectively, the "Plans") and the proposed offer and sale of up to an aggregate of 8,683,095 shares of the Company's common stock, par value $0.001 per share (the "Shares") pursuant to such Plans.

      In connection with the preparation of the Registration Statement, we have examined originals or copies of such corporate records, documents, and other instruments relating to the authorization and issuance of the Shares as we have deemed relevant under the circumstances. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

      On the basis of the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the terms and conditions of the Plans, will be legally and validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                               Sincerely,

                                               KILPATRICK STOCKTON LLP

                                           By: /s/ Daniel T. Falstad
                                               -----------------------------
                                               Daniel T. Falstad, a Partner